UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
(August 25, 2009)

THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	001-14339	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Executive Compensation

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of Theragenics Corporation (“Theragenics” or the “Company”) reviews the base salaries of the Company’s executive officers in February of each year, including the base salaries of the Chief Executive Officer, Chief Financial Officer and Executive Vice President of Strategy and Business Development (collectively, the “Corporate Officers”).  In the February 2009 meeting of the Compensation Committee, the Corporate Officers individually volunteered to forgo any base salary increase for 2009 in light of general economic conditions and financial market volatility at that time.  Although noting that Theragenics had recorded record revenues and achieved significant accomplishments during 2008, the Compensation Committee deferred any adjustments to the base salaries of the Corporate Officers. The Compensation Committee noted that this decision was not a negative reflection on the performance of the Corporate Officers.  Rather, this reflected the Compensation Committee’s desire to further evaluate and assess Theragenics’ performance in 2009, as well as general market and economic conditions. The Compensation Committee noted at that time it may consider adjustments to base salaries for these executives during 2009 as the environment or other changes in the business would make appropriate. All of the foregoing has been previously disclosed in Theragenics’ proxy statement filed with the Securities and Exchange Commission on April 6, 2009 and mailed to shareholders on or about April 6, 2009.

In its August 2009 meeting, the Compensation Committee noted that Theragenics’ had achieved significant accomplishments during the first half of 2009, including: recording two consecutive quarters of record revenue; achieving organic growth in the Company’s Surgical Products business segment; and maintaining profitability and cash flow while investing in important strategic initiatives such as establishing a research and development program and implementing a Company-wide information technology standardization project.  Further the Company has delivered revenue, profit and cash flow results that have met or exceeded internal expectations thus far in 2009, and obtained early renewal of the Company’s credit facility in a difficult economic and credit environment.  On August 25, 2009, in consideration of these and other factors, the Compensation Committee recommended, and the Board of Directors approved, base salaries for the Corporate Officers effective July 1, 2009 as follows:  M, Christine Jacobs, Chief Executive Officer, $555,000 (representing an increase of approximately 4%), Francis J. Tarallo, Chief Financial Officer, $310,000 (representing an increase of approximately 5%); and Bruce W. Smith, Executive Vice-President of Strategy and Business Development, $290,000 (representing an increase of approximately 3%).  The action taken with respect to the compensation of M. Christine Jacobs was approved by the independent Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERAGENICS CORPORATION
(Registrant)

Dated: August 28, 2009	By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer